UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 11, 2010

NEW ENERGY SYSTEMS GROUP
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-49715	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 11, 2010, the Company’s board of directors increased the size of the board to five members and appointed Mr. Elan Yaish as a new director. The board of directors also approved the establishment of Audit, Compensation, and Nominating Committees and amended and restated its existing Code of Ethics.  A copy of the code of ethics is provided as Exhibit 14.1 hereto.  The Company’s Audit Committee now comprises three independent board members, namely, Elan Yaish (Chairman), Shuxian Cui, and Li Liu.  The Company’s Compensation Committee and Nominating Committee similarly comprise three independent board members, namely Elan Yaish, Shuxian Cui, and Li Liu, with Li Liu serving as chairman of the Compensation and Nominating Committees.

Pursuant to the terms of his appointment, Mr. Yaish shall receive an annual fee of $30,000, payable on quarterly basis. Mr. Yaish shall also receive options to purchase up to an aggregate of 25,000 shares of common stock of the Company as consideration of his service as a director. Such options shall bear an exercise price of $6.55 and shall vest in two equal installments, with the first installment to vest on the date of grant and the second installment to vest on the first anniversary of the date of grant. The Company then has a majority of independent directors sitting on the Board of Directors.

Mr. Elan Yaish is the president of ERS Associates, Ltd. He provides business and financial advisory services to publicly traded and privately held companies including capital raising, strategic planning, M&A, SEC reporting and compliance and stock exchange transactions. From 2002 to 2005, Mr. Yaish was the CFO and VP of Finance and Assistant Secretary in Manchester Technologies, Inc. He implemented strategic planning initiatives while actively working with the company’s CEO and Board of Directors to maximize shareholder value. He directed Sarbanes-Oxley and all SEC reporting and filing requirements. In addition, he prepared the budget, negotiated the company’s line of credit and directed all areas of investor relations. From 2000 to 2002, Mr. Yaish was the assistant VP of Finance in Comverse Technology, Inc. He managed all SEC reporting and filings for the company with over 50 subsidiaries worldwide. From 1996 to 2000, Mr. Yaish was the VP of Finance and Controller in Trans-Resources, Inc. He managed accounting finance, SEC reporting and filings for the company. Mr. Yaish received his Bachelor of Science in Accounting from Yeshiva University Sy Syms School of Business in 1992. He continued his studies abroad at Yeshivat Sha’alvim, Israel. Mr. Yaish is a licensed CPA in New York and a member of the AICPA and NYSSCPA.

During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Yaish (or any member of his immediate family) had or is to have a direct or indirect material interest.

Item 7.01. Regulation FD Disclosure.

On June 11, 2010, the Company issued a press release announcing the appointment of its new independent director, Elan Yaish.  A copy of the press releases is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter of appointment for Elan Yaish, dated June 11, 2010.
14.1	Code of Ethics.
99.1	Press release dated June 17, 2010, issued by New Energy Systems Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2010

New Energy Systems Group

By:	/s/ Nian Chen
Nian Chen
Chief Executive Officer